UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 16, 2026, Ondas Inc. (the “Company”) completed the acquisition of Rotron Aerospace Ltd. (“Rotron”), a UK-based developer of advanced unmanned aerial systems and long-range autonomous platforms designed for extended-reach operations and autonomous strike missions (“Acquisition”).The Acquisition was pursuant to the Sale and Purchase Agreement (the “Agreement”), by and among the Company, Gilo Holdings Ltd., a private limited company existing under the laws of England and Wales (“Gilo”) and indirect owner of Rotron, and the shareholders of Gilo (the “Shareholders”).

In accordance with the terms of the Agreement, the Company acquired 100% of the issued share capital of Gilo, for a purchase price of (i) approximately $6,662,046 in cash and (ii) 3,334,753 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the Agreement, the Shareholders agreed, subject to certain customary exceptions, not to sell, transfer or dispose of 659,731 of the Shares for a period of twelve (12) months after the closing of the Acquisition (“Lock-Up”).

Additionally, on March 16, 2026, the Company entered into a Registration Rights Agreement, dated March 16, 2026, by and among the Company and the Shareholders (the “Registration Rights Agreement”), and the Shareholders agreed to be subject to daily trading volume limitations, whereby all such Shareholders may not sell, in the aggregate, any Common Stock issued to such Shareholders pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination (the “Trading Limitation”). Also, pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission prospectus supplements pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Shareholders of such issued Shares, subject to the Lock-Up and Trading Limitation discussed above.

A copy of the opinion of Snell & Wilmer L.L.P., Nevada counsel for the Company, relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the Shares (as defined above) in Item 2.01 is exempt from the registration requirements of the Securities Act in accordance with Regulation S thereunder.

Item 8.01 Other Events.

Also on March 16, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b)	Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d)	Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
5.1	Opinion of Snell & Wilmer L.L.P. (Nevada counsel)
23.1	Consent of Snell & Wilmer L.L.P. (Nevada counsel) (included in Exhibit 5.1).
99.1	Press Release, dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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